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                                                                      EXHIBIT 16

November 6, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated November 6, 2001 of SigmaTron International, Inc. and are in agreement with the statements contained therein.



                                   /s/ Ernst & Young LLP